UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 23, 2015

American Housing Income Trust, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Maryland	333-150548	75-3265854
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

34225 N. 27th Drive, Building 5, Phoenix, Arizona 85085
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(623) 551-5808
(ISSUER TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 – Entry into a Material Definitive Agreement.

On June 25, 2015, American Housing Income Trust, Inc. (the “Company”) and American Realty Partners, LLC (“American Realty”) - the majority shareholder of the Company and related party, entered into restructured financing with Firstkey Lending, LLC (“Firstkey”).  Firstkey approved the restructuring of American Realty, as set forth in the Stock Exchange Agreement and Subsidiary Agreement (as disclosed in prior filings). Sean Zarinegar and Performance Realty ratified their respective guaranty obligations to Firstkey. The Firstkey debt service directly benefits the Company since it will be financing American Realty, which upon closing of the Stock Exchange Agreement and Subsidiary Agreement will be a wholly owned subsidiary of the Company.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 24, 2015, the Board of Directors accepted the resignations of Eric Stoffers as Chairman of the Board, Chief Executive Officer and President, and Bill Deegan as Chief Financial Officer, Treasurer and Secretary, and in turn, appointed Sean Zarinegar to fill the vacancies of Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President and Treasurer. Monica Andreas was appointed Secretary to fill the vacancy left by Bill Deegan. The Board of Directors had concluded that making such adjustments at the director and officer levels were in the best interests of the Company. Jeff Howard was appointed a director to fill the vacancy caused by Mr. Stoffers’ resignation. Sean Zarinegar was appointed Chairman of the Board.  Mr. Zarinegar’s compensation and background have been disclosed in prior filings, and are thus incorporated by reference herein.

Biographical Information for Jeff Howard, Age 52, Director

Mr. Howard entered the financial industry as a Financial Consultant with Shearson Lehman Bros. holding Series 3, 6, 7, 63 as well as a Life and Health Insurance license. Having personally experienced the security and value of real estate, Don accepted the position of Regional Manager with the sixth largest Real Estate Syndicator in the United States in 1987 focusing on Private Placements and Public Partnerships. Don received his undergraduate degree from Loyola University, New Orleans.

Biographical Information for Monica Andreas, Age 33, Secretary

Mrs. Andreas has more than ten years’ experience in the finance industry. She began her career as an administrative assistant with a small private lending firm. It was there she developed her skills in compliance, collections, loss prevention, underwriting, small claims court, auditing and bankruptcy. These skills helped expand the small business into a fast-growing, high profit company with over a dozen locations statewide. She was promoted to Vice President of Administration and Executive Administration to the Chief Executive Officer for the reminder of her time there. The knowledge and understanding of business administration, and her interest in the real estate market is what makes Mrs. Andreas a crucial part of the American Housing Income Trust team.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 23, 2015, pursuant to Article VII of the Articles of Incorporation for the Company, American Realty approved the Board of Director’s recommendation to amend the Articles of Incorporation to ratify the authorized shares of common stock at 100,000,000, par value of $.01, and shares of preferred stock at 10,000,000, par value of $.001. In response, on June 24, 2015, the Board of Directors, pursuant to Article III, Section 10 and Article VII, Section 1 of the Bylaws, resolved to amend the Articles of Incorporation as directed by American Realty. The Board of Directors independently resolved to amend the Articles of Incorporation as directed by American Realty, and to amend the fiscal year end to December 31st.

On June 24, 2015, the Board of Directors unanimously ratified and approved the President and Secretary of the Corporation to file with the State of Maryland’s Department of Assessments and Taxation the Articles of Amendment to Articles of Incorporation specifically amending Articles IV to account for the recent adjustment in par value of share of common stock in the Company. In addition, the Board of Directors ratified the Company’s First Amended Bylaws as being in the best interests of the Company.

(d) Exhibits

Exhibit No.	Document
10.1	Resolution of Board of Directors (June 24, 2015)
10.2	First Amended Bylaws (June 24, 2015)
10.3	Shareholder Consent (June 23, 2015)
10.4	Articles of Amendment to Articles of Incorporation (June 25, 2015)
10.5	Firstkey Lending Agreements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

American Housing Income Trust, Inc.

Dated: June 29, 2015	By:	/s/ Sean Zarinegar
Sean Zarinegar
Chief Executive Officer, Chief Financial Officer, President and Treasurer